UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C
(RULE 14c-101)

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

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DOUBLE EAGLE HOLDINGS, LTD.
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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DOUBLE EAGLE HOLDINGS, LTD.
7633 E 63RD PLACE, SUITE 220
TULSA, OK  74133

INFORMATION STATEMENT
DECEMBER 15, 2008

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY

This information statement is being provided on behalf of the board of directors (the "Board") of Double Eagle Holdings, Ltd. (the "Company") to record holders of shares of our common stock ("Shareholders") as of the close of business on the record date of December 15, 2008.  This information statement provides notice that the Board has recommended, and holders of a majority of the voting power of our outstanding common stock have voted, to approve the following items:

PROPOSAL 1: Authorization to the Board to withdraw the Company's election to be treated as a business development company ("BDC") under the Investment Company Act of 1940, as amended (the "1940 Act").

This information statement describes, in more detail, the action being taken and the circumstances surrounding the Board's recommendation of the actions. The action will become effective as of the filing of the Form N-54C by the Company with the Securities and Exchange Commission (the "SEC").

The Company will bear the expenses relating to this information statement, including expenses in connection with preparing and mailing this information statement and all documents that now accompany or may in the future supplement it.

Only one information statement is being delivered to multiple shareholders sharing an address, unless the Company has received contrary instructions from one or more of the shareholders. The Company will undertake to deliver promptly upon written or oral request a separate copy of the information statement to a shareholder at a shared address to which a single copy of the information statement was delivered. You may make a written or oral request by sending a written notification to the Company's principal executive offices stating your name, your shared address and the address to which the Company should direct the additional copy of the information statement or by calling the Company's principal executive offices. If multiple shareholders sharing an address have received one copy of this information statement and would prefer the Company mail each shareholder a separate copy of future mailings, you may send notification to or call the Company's principal executive offices. Additionally, if current shareholders with a shared address received multiple copies of this information statement and would prefer us to mail one copy of future mailings to shareholders at the shared address, notification of that request may also be made by mail or telephone call to the Company's principal executive offices.

The information statement is being provided to you for informational purposes only. Your vote is not required to approve the action described above. This information statement does not relate to an annual meeting or special meeting in lieu of an annual meeting. You are not being asked to send a proxy and you are requested not to send one. The approximate mailing date of this information statement is _______________.

We appreciate your continued interest in Double Eagle Holdings, Ltd.

Very truly yours,

/s/ M.E. “Hank” Durschlag
M.E. “Hank” Durschlag
President, Chief Executive Officer and Chief Financial Officer

INFORMATION STATEMENT

DOUBLE EAGLE HOLDINGS, LTD.
7633 E 63RD PLACE, SUITE 220
TULSA, OK  74133

BOARD MEETING

The Board of the Company determined that it was in the best interest of the Company and its shareholders to withdraw its election to be regulated as a business development company ("BDC") under the Investment Company Act of 1940, as amended (the "1940 Act"). The holders of a majority of the voting power of the Company's outstanding common stock have voted to approve the recommendation of the Board. This information statement is being provided to shareholders to inform them of the circumstances surrounding and the reasons for the actions being taken.

PROPOSAL

On April 5, 2007, the Company filed a notification of election to be regulated as a BDC under the 1940 Act on Form N-54A. The Company elected BDC status intending to provide equity and debt investment capital to fund growth, acquisitions and recapitalizations of small market companies primarily located in the United States.

At the time it became a BDC, the Company determined that it was necessary to raise additional capital to carry out the Company's business plan. Accordingly, from the time the Company became a BDC to the present, the Company has conducted several offerings of shares of its common stock pursuant to Regulation E under the Securities Act of 1933, as amended (the "Securities Act"), and filed two offering circulars and related notifications on Form 1-E with the Securities and Exchange Commission (the "SEC").  The staff of the SEC (the "SEC Staff") reviewed the Company's offering circulars and related notification on Form 1-E and issued comment letters. As a result, the Company understands that it may have been out of compliance with certain of the rules and regulations under the 1940 Act relating to BDCs. The SEC Staff also informed the Company that its Form 1-E filings failed to include all of the information required to be communicated to potential investors, including all of the financial statements required by Form 1-E, and that the Company failed to file reports on Form 2-E following each Regulation E offering it conducted setting forth therein information regarding the number of shares of common stock it sold in each such offering and other related information. Subsequently, the Company filed reports on Form 2-E pertaining to its only Regulation E offering pursuant to which shares were sold.

Furthermore, the Company is not in compliance with the following additional provisions of the 1940 Act:

•
RULE 38a-1 UNDER THE 1940 ACT - which requires the Company to adopt and implement written policies and procedures reasonably designed to prevent violation of the federal securities laws by the Company and the designation of a chief compliance officer to be responsible for administration of policies and procedures.

Moreover, given that the Company has not undertaken a detailed examination of its compliance with the 1940 Act, it is possible that the Company may not be in compliance with other provisions of the 1940 Act.

The Board of Directors, including the Directors who are not interested persons of the Company, reviewed the facts surrounding these compliance failures and their implications for the Company. Accordingly, after careful consideration of the 1940 Act requirements applicable to BDCs, an evaluation of the Company's ability to operate as a going concern in an investment company regulatory environment, the costs associated with complying with the 1940 Act, the Company's past difficulty in complying with the 1940 Act and a thorough assessment of potential alternative business models, the Board has determined that continuation as a BDC is not in the best interest of the Company and its shareholders at the present time. A majority of the voting power of the Company's outstanding common stock has voted to approve the recommendation of the Board, that the Company file a Form N-54C and withdraw its election to be registered as a BDC. The Board will file a Form N-54C to effect the withdrawal at such time as the Board determines that it is in the best interest of the Company and its shareholders to do so. As of the date hereof, the Board believes that the Company meets the requirements for filing the notification to withdraw its election to be regulated as a BDC.

Subsequent to the filing of the Form N-54C with the SEC, the Company intends to pursue a business model whereby it would acquire majority ownership stakes in Internet development companies (the "New Business Model"). In this regard, the Company would remain active in its two majority owned Internet development companies, Ultimate Social Network, Inc. and Zatso, LLC.

Under the New Business Model, the Company will at all times conduct its activities in such a way that it will not be deemed an "investment company" subject to regulation under the 1940 Act. Thus, it will not hold itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. In addition, the Company will conduct its business in such a manner as to ensure that it will at no time own or propose to acquire investment securities having a value exceeding 40 percent of the Company's total assets at any one time.

It is anticipated that the Company's current executive officer and directors will continue in such capacities following the Company's filing of the Form N-54C with the SEC.

To the extent that the Company violated certain rules and regulations under the 1940 Act or the Securities Act, such violations may cause the Company to incur certain liabilities. Importantly, the filing of a Form N-54C in order to withdraw the Company's election to be regulated as a BDC does not absolve the Company from liability with respect to any such violations. Such liabilities cannot be estimated by management as of this time. However, such liabilities, if incurred, could have a significant impact on the Company's ability to continue as a going concern.

RISKS ASSOCIATED WITH THE WITHDRAWAL OF ELECTION
TO BE REGULATED AS A BDC

When the Company ceases to be a BDC, the shareholders will lose certain protections, including the following:

•	The Company will no longer be subject to the requirement that it maintain a ratio of assets to senior securities of at least 200%;

•
The Company will no longer be prohibited from protecting director or officer against any liability to the Company or Company's shareholders arising from willful malfeasance, bad faith, gross negligence, or reckless disregard of the duties involved the conduct of that person's office;

•	The Company will no longer be required to provide and maintain bond issued by a reputable fidelity insurance company to protect against larceny and embezzlement;

•
The Company will no longer be required to ensure that a majority the directors are persons who are not "interested persons," as term is defined in Section 2(a)(19) of the 1940 Act, and persons that would be prevented from acting in the capacity employee, officer or director of the Company if it were a BDC (as persons convicted of certain malfeasance) will be able to on the Company's board;

•	The Company will no longer be subject to provisions of the 1940 Act regulating transactions between BDCs and certain affiliates restricting the Company's ability to issue warrants and options;

•	The Company will no longer be prohibited from issuing its for services;

•	The Company will be able to change the nature of its without having to obtain the approval of its shareholders;

•	The Company will no longer be subject to provisions of the 1940 Act prohibiting the issuance of securities at below net asset value book value; and

•	The Company will no longer be required to disclose its net value per share on the face of its financial statements.

•	The Company will no longer be subject to the other provisions protections set forth in Sections 55 through 64 of the 1940 Act and the rules and regulations promulgated thereunder.

However, the Board will still be subject to customary principles of fiduciary duty under the Nevada General Corporation Law with respect to the Company and its shareholders.

In addition, withdrawal of the Company's election to be treated as a BDC will not affect the Company's registration under Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"). Under the Exchange Act, the Company is required to file periodic reports on Form 10-K, Form 10-Q, Form 8-K, proxy statements and other reports required under the Exchange Act.

EFFECT ON THE FINANCIAL STATEMENTS AND TAX STATUS

The withdrawal of the Company's election to be regulated as a BDC will result in a change in its method of accounting. BDC financial statement presentation and accounting uses the value method of accounting used by investment companies, which allows BDCs to value their investments at value as opposed to historical cost. In addition, entities in which the Company owns majority ownership stakes are not consolidated; rather, investments in those entities are reflected on the balance sheet as an investment in a majority-owned portfolio company at value.  Currently the Company holds loan and equity investments in five companies, two of which are majority owned.  The two majority owned companies will be consolidated with the Company.  One of the other investments will be carried at cost and the other two investments will be carried as marketable equity securities and will continue to have unrealized gains and losses recorded in the statement of operations.

Operating companies use either the fair-value or historical-cost methods of accounting for financial statement presentation and accounting for securities held, depending on how the investment is classified and how long the company intends to hold the investment. In addition, operating companies consolidate the accounts of majority-owned entities. Subsequent to the withdrawal of the Company's election to be regulated as a BDC, the value of the Company's investments in its two majority-owned entities would be eliminated and such entities' financial accounts would be consolidated with those of the Company.

The Company does not believe that withdrawing its election to be regulated as a BDC will have any impact on its federal income tax status, because the Company never elected to be treated as a regulated investment company under Subchapter M of the Internal Revenue Code. Instead, the Company has always been subject to corporate level federal income tax on its income (without regard to any distributions it makes to its shareholders) as a "regular" corporation under Subchapter C of the Internal Revenue Code.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Except in their capacity as shareholders (which interest does not differ to that of other shareholders), none of the Company's officers, directors, or any of their respective affiliates has any interest in the withdrawal of the Company's election to be regulated as a BDC.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Although shareholders are not being asked to approve or disapprove or otherwise vote on any matter discussed in this information statement, the following generally describes voting rights of shareholders.

As of the record date, December 15, 2008, there are 50,592,487 shares of common stock outstanding. Each share represents one vote. There are currently no arrangements known to the Company, the operation of which may result in a change in control of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table indicates all persons who, as of December 15, 2008, the record date, are known by us to own beneficially more than 5% of any class of our outstanding voting securities. As of December 15, 2008, there were 50,592,487 shares of our common stock outstanding. Except as otherwise indicated below, to the best of our knowledge, each person named in the table has sole voting and investment power with respect to the securities beneficially owned by them as set forth opposite their name.

	Name and Address of	Amount and Nature of
Title of Class	Beneficial Owner **	Beneficial Owner	% of Class

Common	Adam Adler	4,000,000	7.91%

Common	Avenel Financial Group, Inc.	2,580,000	5.10%

** The address for each beneficial owner is in care of Double Eagle Holdings, Ltd., 7633 E 63rd Place, Suite 220, Tulsa, OK  74133.

SECURITY OWNERSHIP OF MANAGEMENT

The following table indicates the beneficial ownership of our voting securities of all Directors of the Company and all Executive Officers who are not Directors of the Company, and all officers and directors as a group, as of December 15, 2008 the record date. As of December 15, 2008, there were 50,592,487 shares of our common stock outstanding.  The address of all officers and directors is in care of the Company at 7633 E 63rd Place, Suite 220, Tulsa, OK  74133.

	Name and Address of	Amount and Nature of
Title of Class	Beneficial Owner	Beneficial Owner	% of Class

Common	M.E. "Hank" Durschlag (a)	1,000,000	1.98%

Common	Ross E. Silvey (b)	-	0.00%

Common	Erik S. Phillips (b)	-	0.00%

Common	All officers and directors as	1,000,000	1.98%
	a Group (3 persons)

(a)	An "interested person" of the Company, as such term is defined in Section 2(a)(19) of the 1940 Act.
(b)	Not an "interested person" of the Company, as such term is defined in Section 2(a)(19) of the 1940 Act.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Securities Exchange Act of 1934, the Company's directors and executive officers, and any persons holding 10% or more of its common stock, are required to report their beneficial ownership and any changes therein to the SEC and the Company. Specific due dates for those reports have been established, and the Company has been requested by the SEC to report herein any failure to file such reports by those due dates. Based on the Company's review of such reports, the Company believes M.E. “Hank” Durschlag, its Chief Executive Officer and President and a member of its Board of Directors, Ross Silvey, a member of its Board of Directors, and Erik S. Phillips, a member of its Board of Directors, all failed to timely file Form 3 and/or Form 4, as appropriate, with the SEC. In December 2007, Messrs. Durschlag and Silvey filed their required Section 16(a) forms with the SEC and have now filed all reports required to be filed with the SEC pursuant to Section 16(a) of the Securities Exchange Act of 1934.

SHAREHOLDER PROPOSALS

As a general matter, the Company does not hold annual meetings of shareholders, and, therefore, the anticipated date of a meeting of shareholders cannot be provided. Any shareholder proposal that properly may be included in proxy solicitation materials for a meeting of shareholders must be received by the Company a reasonable time prior to the date voting instructions or proxy materials are mailed to shareholders.

MORE INFORMATION

THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K AND ITS MOST RECENT QUARTERLY REPORT ON FORM 10-Q TO A SHAREHOLDER, UPON REQUEST TO M.E. “HANK” DURSCHLAG, 7633 E 63RD PLACE, SUITE 220, TULSA, OK  74133 OR BY CALLING 918-461-1667, BY FIRST CLASS MAIL, WITHIN THREE BUSINESS DAYS OF RECEIPT OF THE REQUEST.

INQUIRIES

Shareholders may make inquiries by contacting M.E. “Hank” Durschlag at 918-461-1667.